POWER OF ATTORNEY

 Know all by these presents, that the undersigned hereby constitutes and appoints each of

Mark D. Fischer and Jeffrey S. Hellman, signing singly, with power of substitution, the undersigned's true and lawful attorney-in-fact to execute for and on behalf of the undersigned, in the undersigned's capacity as an officer, director and/or ten-percent stockholder of Phillips-Van

Heusen Corporation (the "Company"), Forms 4 and 5 in accordance with Section 16(a) of the

Securities Exchange Act of 1934 and the rules thereunder and timely file such Forms with the

United States Securities and Exchange Commission and any stock exchange or similar authority.

 The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of

1934.

 This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

 IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 6th day of April, 2011.

      /s/  Paul Thomas Murry